UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2015 (October 28, 2015)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 29, 2009, Connecticut Water Service, Inc., a Connecticut corporation (the “Company”) entered into a Master Loan Agreement (the “Agreement”) with CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”). The Company also delivered to CoBank an initial Promissory Note and Supplement, dated June 29, 2009 (the “Promissory Note”). On the terms and subject to the conditions set forth in the Agreement and this Promissory Note, CoBank has agreed to make loans (each a “Loan,” and collectively the “Loans”) to the Company from time to time, in an aggregate principal amount not to exceed, at any one time outstanding $15,000,000 (the “Loan Commitment”). The Company and CoBank are parties to an Amended and Restated Promissory Note and Supplement dated as of August 6, 2014 (the “Supplement”). On October 28, 2015, the Company and CoBank agreed to extend the maturity date of the Amended and Restated Promissory Note and Supplement to July 1, 2020, a copy of which is attached to this report as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)    Exhibits

10.1	First Amendment to the Amended and Restated Promissory Note and Supplement, dated October 28, 2015, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)
Date: November 3, 2015	By: David C. Benoit Name: David C. Benoit Title: Senior Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

10.1	First Amendment to the Amended and Restated Promissory Note and Supplement, dated October 28, 2015, is filed herewith.